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                                                                   EXHIBIT 10.18

                             ASSET EXCHANGE, INC.

                           Investor Rights Agreement


                              September 10, 1999
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                              ASSET EXCHANGE, INC.
                           Investor Rights Agreement

     This Agreement (the "Agreement") is made as of September 10, 1999 by and among Asset Exchange, Inc., a Delaware corporation (the "Company"), and the Investors set forth on Exhibit A to the Stock Purchase Agreement (as identified
                       ---------
in the first recital below) (the "Investors").

                                    RECITALS

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Investors have entered into a Series A Preferred Stock Purchase Agreement dated as of September 9, 1999 (as in effect from time to time, the "Purchase Agreement") in connection with the issuance and sale by the Company to the Investors of certain shares (the "Series A Shares") of the Company's Series A Preferred Stock, $0.0001 par value per share; and

     WHEREAS, it is a condition to the purchase of the Investors' Series A Shares pursuant to the Purchase Agreement that the Company and the Investors enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties agree as follows:

1.   Financial and Other Information.

          1.1  Annual Financial Statements.

     The Company will deliver to each Investor within one hundred twenty (120) days after the end of each fiscal year a copy of the balance sheet of the Company as of the end of such year, together with consolidated and consolidating statements of income and of cash flows of the Company for such year, all in reasonable detail, and prepared in accordance with generally accepted accounting principles, consistently applied.

          1.2  Monthly Financial Statements and Budgets.

     The Company will furnish to each Investor, within thirty (30) days after the end of each month, other than the last month of the fiscal year of the Company, a copy of the unaudited consolidated balance sheet of the Company as of the end of such month and unaudited consolidated statements of income and of cash flows of the Company for such month. Each of the foregoing balance sheets and statements should set forth in comparative form the corresponding figures for the corresponding period during the prior fiscal year and, in comparative form, the corresponding budgeted figures. The balance sheets and statements should be in reasonable detail, and be prepared in accordance with generally accepted accounting principles, consistently applied, except that such financial statements need not contain all footnotes required under generally accepted accounting principles.
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          1.3  Budget and Operating Plan.

     The Company will furnish to each Investor, at least thirty (30) days prior to the beginning of each fiscal year, a budget and operating plan for such fiscal year which has been approved by the Company's Board of Directors.

2.   Preemptive Rights.

          2.1 Except as provided in Section 2.6, the Company shall not issue or sell any of its equity securities (including securities convertible into equity securities) (collectively, the "Future Shares") to any person without first providing each Investor (each a "Holder") the right to subscribe for its Proportionate Percentage (as defined in Section 2.4) of such Future Shares at the same price and on the same terms (including the method of purchase; provided, however, that the Holders shall have the option of purchasing Future Shares with cash, regardless of the method of purchase offered to such person) as shall be offered to such third party and which shall have been specified by the Company in a writing delivered to each Holder (the "Proposal"). The Proposal by its terms shall remain open and irrevocable for a period of fifteen
(15) days from the date it is delivered by the Company to each Holder (the "Future Shares Exercise Period"). The Proposal shall also certify that the Company has either (a) received a firm offer from a prospective purchaser, who shall be identified in such certification, so that the Company in good faith believes a binding agreement of sale is obtainable for consideration having a fair market, cash equivalent or present value set forth in such certification; or (b) intends in good faith to make an offering of its securities at the price and on the terms set forth in such certification.

          2.2 Notice of each Holder's acceptance, in whole or in part, of the Proposal made pursuant to Section 2.1 hereof shall be evidenced by a writing signed by such Holder delivered to the Company prior to the end of the Future Shares Exercise Period setting forth that portion of the Future Shares, as the case may be, which the Holder elects to purchase (the "Notice of Purchase"). If a Holder does not deliver such written notice within the Future Shares Exercise Period, such Holder shall be deemed to have elected not to purchase all or any part of such Future Shares.

          2.3 In the event that the Holders elect not to purchase all of such Future Shares, the Company shall have 120 days from the expiration of the Future Shares Exercise Period to offer and sell any part of such Future Shares not elected to be purchased by the Holders (the "Refused Future Shares") to any other person(s), but only upon terms and conditions in all respects (including, without limitation, price, seniority, dividends and liquidation, redemption and conversion rights) which are no more favorable to such other person(s) or less favorable to the Company than those set forth in the Proposal; provided,
                                                               --------
however, that such sale be to the same person(s) or their affiliates identified
-------
in the Proposal, if so identified pursuant to Section 2.1. In the event that the Company so sells the Refused Future Shares to such other person(s), the sale to each Holder of the Future Shares in respect of which a Notice of Purchase was delivered to the Company by such Holder shall occur upon the closing of the sale to such other person(s) of Refused Future Shares (which closing shall include full payment to the Company). If there are no Refused Future Shares, the sale to such Holder of such Future Shares shall occur within 20 days of the expiration of the Future Shares Exercise Period. In any event, the sale to such Holder of such Future Shares shall be on the terms specified in the Proposal.

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Any Refused Future Shares not purchased by such other person(s) within a 120-day period shall remain subject to this Section 2.

          2.4 The term "Proportionate Percentage" shall mean, as to any Holder, that percentage figure which expresses the ratio which (i) the aggregate number of shares of Common Stock then (a) outstanding and owned by such Holder and (b) issuable upon conversion or exercise of securities which are convertible into or exercisable for Common Stock outstanding and owned by such Holder bears to (ii) the aggregate number of shares of Common Stock (a) outstanding and owned by all stockholders of the Company and (b) issuable upon conversion or exercise of options, warrants, other securities and other rights which are convertible into or exercisable for Common Stock outstanding and owned by all stockholders of the Company.

          2.5 For purposes solely of the computation required under Section 2.4, the Holders and other stockholders of the Company shall be treated as having converted or exercised all options, warrants, other securities and other rights which are convertible into or exercisable for shares of Common Stock at the rate at which such securities are convertible into or exercisable for Common Stock at the time of such computation.

          2.6 Notwithstanding anything in Section 2.1 to the contrary, a Holder shall not be entitled to any preemptive rights in connection with any issuance of shares of Common Stock (i) securities issued upon conversion of any outstanding shares of preferred stock; (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity;
(iii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by and type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (iv) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (v) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vi) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (vii) securities issued in a public offering to the public of at least $7,5000,000 (a "Qualified Public Offering"); (viii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (ix) securities issued in connection with corporate partnering transactions on terms approved by the Board of Directors; and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

          2.7 The obligations of the Company to comply with this Section 2 shall terminate upon a Qualified Public Offering.

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          2.8  Investor shall have the right to assign the rights granted to the
Investors in this Section 2 to any transferee who is acquiring or receiving at least 10,000 shares of the Company's Common Stock (assuming conversion of any outstanding Preferred Stock).

3.   Registration Rights.

          3.1  Definitions.
               -----------

          (a) The terms "Form S-1," "Form S-3," "Form S-4" and "Form S-8" mean such respective forms under the Securities Act of 1933, as amended (the "1933 Act") as in effect on the date hereof or any successor registration forms to Form S-1, Form S-3, Form S-4 and Form S-8, respectively, under the 1933 Act subsequently adopted by the Securities and Exchange Commission (the "SEC").

          (b) The term "Holder" means any person owning Registrable Securities (as defined below) or any assignee thereof in accordance with Section 3.10 hereof.

          (c) The term "Immediate Family" means, with respect to any natural person, each of such person's spouse, father, mother, brothers, sisters and lineal descendants and ancestors.

          (d) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

          (e) The term "Registrable Securities" means any shares of Common Stock issuable upon conversion of Series A Preferred Stock held by an Investor or any Common Stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such stock; provided, however, that any
                                               --------  -------
shares previously sold pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act under which the transferee does not receive "restricted securities" shall cease to be Registrable Securities.

          3.2  Company Registration.   If (but without any obligation to do so)
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 or a Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 3.6, cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act.

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          3.3  Obligations of the Company.  Whenever required under this Section
3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days or until such earlier time at which such Holders have informed the Company in writing that the distribution of their securities has been completed (such 90-day or shorter period, the "Effectiveness Period"). In addition, the Company shall:

          (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during the Effectiveness Period.

          (b) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (c) Register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such state or jurisdiction.

          (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter.

          (e) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 3.3(a) on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

          (f) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are

                                       5
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     not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (g) Apply for listing and list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

          3.4  Furnish Information.   It shall be a condition precedent to the
obligations of the Company to take any action pursuant to this Section 3 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

          3.5 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Section 3.2 for each Holder, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company excluding the fees and disbursements of counsel for the selling Holders. The Holders will bear and pay ratably all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Section 3.9 for each Holder, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company. Underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 3.2 or 3.9 will be borne and paid ratably by the Holders of such Registrable Securities.

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          3.6  Underwriting Requirements.  In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Section 3.2 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as in the reasonable opinion of the underwriters, marketing factors allow. If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that marketing factors allow, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter believes marketing factors allow (the securities so included to be reduced as follows: (a) all securities which stockholders other than the Company and the Holders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required, and
(b) if further limitation on the number of shares to be included in the underwriting is required, then the number of shares held by Holders that may be included in the underwriting shall be reduced so that the number of shares included in the underwriting are pro rata in accordance with the number of shares of Registrable Securities held by each such Holder), but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling Holders may be excluded if the managing underwriter makes the determination described above and no securities other than those of the Company are included.

          3.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:

          (a) The Company will indemnify and hold harmless each Holder, the officers, directors, partners, members, agents and employees of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls or is deemed to control such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement. The Company will reimburse each such Holder, officer, director, partner, member, agent, employee, underwriter or controlling person or person who is deemed to control for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this Section 3.7(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such loss, claim,

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     damage, liability or action (1) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, underwriter or controlling person or (2) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.

          (b) Each Holder which includes any Registrable Securities in any registration statement will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each employee, agent, and any underwriter for the Company, and any other Holder or other stockholder selling securities in such registration statement or any of its directors, officers, partners, members, agents or employees or any person who controls such Holder or such other stockholder or such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent, or underwriter or controlling person, or other such Holder, stockholder, director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter or controlling person, other Holder or other stockholder, officer, director, partner, member, agent, employee, or controlling person in connection with investigating or defending any such loss,claim, damage, liability, or action; provided, however, that the liability of any Holder hereunder shall
             --------  -------
     be limited to the amount of net proceeds (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder, in the offering giving rise to the Violation; and provided, further, that the indemnity
                                       --------  -------
     agreement contained in this Section 3.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case in which

                                       8
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such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act. The obligations of the Holders hereunder are several, and not joint.

          (c) Promptly after receipt by an indemnified party under this Section
3.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an
                                      --------  -------
indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.7 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.7.

          (d) The obligations of the Company and the Holders under this Section
3.7 shall survive the conversion, if any, of the Registrable Securities and the completion of any offering of Registrable Securities in a registration statement whether under this Section 3 or otherwise.

          3.8  Reports Under Securities Exchange Act of 1934.

          (a) Resales Under Rule 144; Form S-3 Registration.  With a view to
              ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to have the resale of the Registrable Securities registered pursuant to a registration statement on Form S-3, the Company agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (ii) concurrently with the first registered public offering, take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act or compliance with the reporting requirements of Section 15(d) of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

               (iii) after the first registered public offering, file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

               (iv) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for the offering of the securities to the general public), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other documents as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          3.9  Form S-3 Registration.

          (a) In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or on any successor form to Form S-3 regardless of its designation) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (ii) effect, as soon as practicable, such registration (and to keep such registration effective for up to 90 days), qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not
                                   --------  -------
          be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.9 if: (1) Form S-3 (or any successor form to Form S-3 regardless of its designation) is not available for such offering by the Holders; (2) the aggregate net offering price (after deduction of anticipated underwriting discounts and commissions) of the Registrable Securities specified in such request is not at least $500,000; (3) the

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          Company has already effected one registration on Form S-3 within the previous twelve-month period; or (4) the Company shall furnish to the Holders a certificate signed by the president of the Company stating that, in the good faith judgment of the Board of Directors, it would not be in the best interests of the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 3.9; provided,
                                                                       --------
          however, that the Company shall not utilize this right more than once
          -------
          in any twelve-month period.

          3.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by any Holder to a permitted transferee, and by such transferee to a subsequent permitted transferee, but only if such rights are transferred in connection with the sale or other transfer of not fewer than an aggregate of 10,000 Registrable Securities (as adjusted for stock splits, combinations, stock dividends and recapitalizations) or some lesser number, if such lesser number represents all the Registrable Securities then held by such Holder. Any transferee to whom rights under this Agreement are transferred shall (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement and (ii) be deemed to be a Holder hereunder.

4.   Lock-up.

     If requested by the Company and the managing underwriter, each Holder agrees to enter into a lock-up agreement pursuant to which Holder will not, for a period of no more than 180 days following the effective date of the first registration statement for a public offering of the Company's securities, offer, sell or otherwise dispose of the or other equity securities of the Company without the prior consent of the Company and the underwriter.

5.   Miscellaneous.

          5.1  Notices.

     All notices, requests, consents and demands shall be in writing and shall be personally delivered (effective upon receipt), mailed, postage prepaid (effective three business days after dispatch), emailed, telecopied or telegraphed (effective upon receipt of the transmission in complete, readable form), or sent via a reputable overnight courier service (effective the following business day following dispatch), to the Company at:

               Asset Exchange, Inc.
               Attn: Frank Selker, President
               6121 SW Tower Way, Suite 100
               Portland, OR 97221
               Fax number: (503) 244-5909

          with a copy to:

               Tonkon Torp LLP
               Attn:  Brendan McDonnell
               1600 Pioneer Tower
               888 S.W. Fifth Avenue
               Portland, OR 97204
               Fax Number:  (503) 972-3754

or to each Investor at:

               Net Value Holdings Inc.
               Attn:  Douglas B. Spink
               2 Penn Central Plaza
               Suite 605
               Philadelphia, PA 19102
               Fax Number:  (503) 985-0290 (OR)
               Email:  doug@merus.com

               and

               Treeside Incorporated
               Attn:  Michael A. McNalley
               1027 Portsmere Court
               Northville, MI 48167
               Fax Number:  248/344-7874 (call first)
               Email:  mikemcn@mediaone.net


          5.2  Entire Agreement.

     This Agreement and the Purchase Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior understandings and agreements, whether written or oral, with respect to such subject matter.

          5.3  Amendments, Waivers and Consents.

     Any provision in this Agreement to the contrary notwithstanding, modifications or amendments to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall agree thereto, and (a) the Company shall obtain consent thereto in writing from persons holding a majority of the Series A Preferred Stock then outstanding and (b) the Company shall, in each such case, deliver copies of such consent in writing to any Holders who did not execute the same; provided,
                                                                ---------
however, that no Holder shall, without its consent, be adversely affected by any
-------
such modification, amendment or waiver in any manner in which the other Holders are not likewise adversely affected. Without the consent of the Investors, this Agreement shall be amended to reflect any additional investors that become parties to this Agreement pursuant to the rights of the Company to sell shares of the Company's Series A Preferred if not all of the authorized shares have been sold as of the closing under the Purchase Agreement. The new investors shall execute a signature page to this Agreement.

          5.4  Binding Effect; Assignment.

     This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and permitted assigns of the respective parties hereto.

          5.5  General.

     The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural includes the singular, and reference to any gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. Any action brought between the parties may be brought only in the state or federal courts located in Oregon, and in no other place unless the parties expressly agree in writing to waive this requirement.

          5.6  Severability.

     If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

          5.7  Counterparts.

     This Agreement may be executed in counterparts, all of which together shall constitute one and the same agreement.

          5.8  Dispute Resolution.

     Any controversy, claim, or dispute arising out of or relating to this Agreement or the breach thereof shall be settled, if possible, through good faith negotiations between the parties. If the matter is not resolved within 60 days after initiation by either party of good faith negotiations, such controversy, claim or dispute shall be resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Such arbitration shall take place in Portland, Oregon. The arbitration award shall be final and binding regardless of whether one of the parties fails or refuses to participate in the arbitration. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to an award of reasonable attorney fees.

IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement as of the date and year first above written.

                                        ASSET EXCHANGE, INC.


                                        By:  _____________________________
                                             William C. Koo, CEO


                                        Net Value Holdings Inc.


                                        By:  _____________________________
                                             Andrew P. Panzo
                                        Its: President and Chief Executive
                                             Officer


                                        Treeside Incorporated


                                        By:  _____________________________
                                             Michael A. McNalley
                                        Its: Chairman of the Board